EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 16, 1995 accompanying the financial statements of DAB Industries, Inc. included in the current Report of Manhattan Bagel Company, Inc. on Form 8-K dated May 23, 1996, as amended. We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-15587) of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 13, 1997